UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	October 4, 2018

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03    Creation of a Direct Financial Obligation
On October 4, 2018, Teleflex Incorporated (the “Company”) entered into confirmations for cross currency swap transactions (the “Swaps”) with each of Bank of America, N.A., Wells Fargo Bank, N.A., JPMorgan Chase Bank, National Association, Citibank, N.A., Citizens Bank, N.A. and U.S. Bank National Association (each, a “Hedge Counterparty” and collectively, the “Hedge Counterparties”). The Swaps, which are governed by the provisions of ISDA Master Agreements (including schedules thereto and transaction confirmations that supplement such ISDA Master Agreements) entered into between the Company and each of the Hedge Counterparties (each, a “Swap Agreement” and collectively, the “Swap Agreements”), enable the Company to effectively convert a portion of its fixed-rate USD denominated debt obligations into fixed-rate euro-denominated debt. Under the Swap Agreements, the Company will be obligated to make periodic euro-denominated coupon payments to the Hedge Counterparties on an aggregate notional amount of €433,877,126 at an interest rate of 1.942% per annum, in exchange for periodic U.S. dollar-denominated coupon payments from the Hedge Counterparties on an aggregate notional amount of $500,000,000 at an interest rate of 4.625% per annum.
Each Swap Agreement is scheduled to mature on October 4, 2023. A Swap Agreement may be accelerated or terminated early for a number of reasons, including but not limited to (i) non-payment by the Company or the Hedge Counterparty, (ii) breach of representation or warranty or covenant by either party or (iii) insolvency or bankruptcy of either party. If the Swap Agreement is accelerated or terminated early, the net mark-to-market value of the Swap would be determined in accordance with the Swap Agreement. Upon maturity, acceleration or early termination of a Swap Agreement, one party will be required to make payment of such net mark-to-market value to the other party. Each such payment obligation will be determined based on the prevailing euro to U.S. dollar exchange rate and the euro debt coupon at the time of the maturity, acceleration or early termination relative to the euro to U.S. dollar exchange rate and the euro-denominated coupon specified in the Swap Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018	TELEFLEX INCORPORATED By: /s/ Jake Elguicze Name: Jake Elguicze Title: Treasurer & Vice President, Investor Relations